CAMDEN PROPERTY TRUST ANNOUNCES THIRD QUARTER 2019 OPERATING RESULTS

Houston, Texas (October 31, 2019) - Camden Property Trust (NYSE:CPT) announced today operating results for the three and nine months ended September 30, 2019. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three and nine months ended September 30, 2019 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

	Three Months Ended		Nine Months Ended
	September 30		September 30
Per Diluted Share	2019	2018	2019	2018
EPS	$0.44	$0.40	$1.26	$1.22
FFO	$1.29	$1.20	$3.79	$3.54
AFFO	$1.09	$1.00	$3.28	$3.04

	Quarterly Growth	Sequential Growth	Year-To-Date Growth
Same Property Results	3Q19 vs. 3Q18	3Q19 vs. 2Q19	2019 vs. 2018
Revenues	3.6%	1.4%	3.6%
Expenses	1.8%	2.6%	2.5%
Net Operating Income ("NOI")	4.7%	0.8%	4.2%

Same Property Results	3Q19	3Q18	2Q19
Occupancy	96.3%	95.9%	96.1%

“We are pleased to report another solid quarter of results for our company,” said Richard J. Campo, Camden’s Chairman and CEO. “Same property NOI growth and FFO per share were both better than anticipated for the third quarter. As a result of our strong same property performance in the third quarter, along with continued outperformance expected in the fourth quarter, we have increased the midpoints of our 2019 guidance for same property revenue from 3.40% to 3.50% and same property NOI growth from 3.75% to 4.25%.”

For 2019, the Company defines same property communities as communities owned and stabilized since January 1, 2018, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Development Activity
During the quarter, construction commenced at Camden Hillcrest in San Diego, CA. Subsequent to quarter-end, lease-up was completed at Camden McGowen Station in Houston, TX.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Units	Cost	as of 10/30/2019
Camden McGowen Station	Houston, TX	315	$91.1	92%
Camden North End I	Phoenix, AZ	441	98.6	77%
Camden Grandview II	Charlotte, NC	28	22.5	71%
Total		784	$212.2	83%

Development Communities - Construction Ongoing ($ in millions)

		Total	Total
Community Name	Location	Units	Budget
Camden RiNo	Denver, CO	233	$75.0
Camden Downtown I	Houston, TX	271	132.0
Camden Lake Eola	Orlando, FL	360	120.0
Camden Buckhead	Atlanta, GA	365	160.0
Camden North End II	Phoenix, AZ	343	90.0
Camden Hillcrest	San Diego, CA	132	95.0
Camden Cypress Creek II (JV)	Cypress, TX	234	38.0
Total		1,938	$710.0

Capital Markets Transactions
In October 2019, the Company issued $300.0 million senior unsecured notes under its existing shelf registration statement. These 30-year notes were offered to the public at 99.941% of par value with a coupon of 3.350%. Camden received net proceeds of approximately $296.6 million, net of underwriting discounts and other estimated offering expenses.

In late October 2019, Camden redeemed all of its 4.78% $250 million senior notes due 2021 and prepaid its 4.38% $45.3 million secured mortgage notes due 2045. In connection with these transactions, Camden will record an approximate $12 million charge in the fourth quarter of 2019.

Earnings Guidance
Camden updated its earnings guidance for 2019 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for fourth quarter 2019 as detailed below. The earnings guidance detailed below includes an approximate $12 million charge in the fourth quarter of 2019 related to the previously mentioned early redemption and prepayment of debt.

	4Q19	2019	2019 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.37 - $0.41	$1.63 - $1.67	$1.65	$1.69	$(0.04)
FFO	$1.21 - $1.25	$5.00 - $5.04	$5.02	$5.09	$(0.07)

	2019	2019 Midpoint
Same Property Growth	Range	Current	Prior	Change
Revenues	3.40% - 3.60%	3.50%	3.40%	0.10%
Expenses	2.10% - 2.30%	2.20%	2.75%	(0.55)%
NOI	4.05% - 4.45%	4.25%	3.75%	0.50%

The Company raised guidance for 2019 same property revenue growth as a result of better than expected occupancy rates achieved during the third quarter and continued strength in occupancy rates anticipated during the fourth quarter.  The Company also revised guidance for 2019 same property expense growth as a result of lower than expected property tax rates, primarily in its Texas markets.

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2019 financial outlook and a reconciliation of expected EPS to expected FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, November 1, 2019 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 1152654
Webcast: https://services.choruscall.com/links/cpt191101.html

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden (the “Company”) operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 165 properties containing 56,271 apartment homes across the United States. Upon completion of 7 properties currently under development, the Company’s portfolio will increase to 58,209 apartment homes in 172 properties. Camden was recently named by FORTUNE Magazine for the 12th consecutive year as one of the 100 Best Companies to Work For® in America, ranking #19.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
OPERATING DATA

Property revenues (a)	$260,672	$241,770	$765,000	$709,586

Property expenses
Property operating and maintenance	62,277	56,973	177,372	165,624
Real estate taxes	31,596	30,860	98,566	91,235
Total property expenses	93,873	87,833	275,938	256,859

Non-property income
Fee and asset management	2,139	1,827	5,849	5,651
Interest and other income	1,485	385	2,114	1,669
Income on deferred compensation plans	780	3,539	14,992	3,769
Total non-property income	4,404	5,751	22,955	11,089

Other expenses
Property management	6,154	6,303	18,904	19,415
Fee and asset management	1,316	1,140	4,022	3,193
General and administrative	13,458	12,618	40,027	37,113
Interest	20,719	21,235	60,538	62,216
Depreciation and amortization	85,814	76,476	250,734	222,269
Expense on deferred compensation plans	780	3,539	14,992	3,769
Total other expenses	128,241	121,311	389,217	347,975

Equity in income of joint ventures	2,133	1,943	5,954	5,644
Income from continuing operations before income taxes	45,095	40,320	128,754	121,485
Income tax expense	(313)	(330)	(709)	(1,098)
Net income	44,782	39,990	128,045	120,387
Less income allocated to non-controlling interests from continuing operations	(1,185)	(1,124)	(3,436)	(3,455)
Net income attributable to common shareholders	$43,597	$38,866	$124,609	$116,932

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$44,782	$39,990	$128,045	$120,387
Other comprehensive income
Unrealized gain (loss) on cash flow hedging activities	—	5,202	(12,998)	13,984
Reclassification of net (gain) loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	357	35	(369)	104
Comprehensive income	45,139	45,227	114,678	134,475
Less income allocated to non-controlling interests from continuing operations	(1,185)	(1,124)	(3,436)	(3,455)
Comprehensive income attributable to common shareholders	$43,954	$44,103	$111,242	$131,020

PER SHARE DATA

Total earnings per common share - basic	$0.44	$0.41	$1.27	$1.22
Total earnings per common share - diluted	0.44	0.40	1.26	1.22

Weighted average number of common shares outstanding:
Basic	98,959	95,257	98,259	95,190
Diluted	99,066	95,417	98,375	95,333

(a) Upon our adoption of Accounting Standard Codification 842 - “Leases” effective January 1, 2019, we elected the practical expedient to not separate lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended September 30, 2019, we recognized $260.7 million of property revenue which consisted of approximately $230.7 million of rental revenue and approximately $30.0 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.   This compares to property revenue of $241.8 million recognized for the three months ended September 30, 2018, made up of approximately $213.0 million of rental revenue and approximately $28.8 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. For the nine months ended September 30, 2019, we recognized $765.0 million of property revenue which consisted of approximately $677.0 million of rental revenue and approximately $88.0 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.   This compares to property revenue of $709.6 million recognized for the nine months ended September 30, 2018, made up of approximately $625.1 million of rental revenue and approximately $84.5 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$43,597	$38,866	$124,609	$116,932
Real estate depreciation and amortization	83,437	74,841	244,908	217,416
Adjustments for unconsolidated joint ventures	2,245	2,239	6,736	6,743
Income allocated to non-controlling interests	1,225	1,124	3,549	3,455
Funds from operations	$130,504	$117,070	$379,802	$344,546

Less: recurring capitalized expenditures (a)	(20,242)	(19,849)	(51,063)	(49,038)

Adjusted funds from operations	$110,262	$97,221	$328,739	$295,508

PER SHARE DATA
Funds from operations - diluted	$1.29	$1.20	$3.79	$3.54
Adjusted funds from operations - diluted	1.09	1.00	3.28	3.04
Distributions declared per common share	0.80	0.77	2.40	2.31

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	100,819	97,238	100,129	97,194

PROPERTY DATA
Total operating properties (end of period) (b)	165	159	165	159
Total operating apartment homes in operating properties (end of period) (b)	56,271	54,480	56,271	54,480
Total operating apartment homes (weighted average)	48,801	47,010	48,441	46,682

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
ASSETS
Real estate assets, at cost
Land	$1,158,342	$1,158,342	$1,127,485	$1,098,526	$1,088,293
Buildings and improvements	7,242,256	7,192,644	7,057,101	6,935,971	6,828,068
	8,400,598	8,350,986	8,184,586	8,034,497	7,916,361
Accumulated depreciation	(2,638,693)	(2,558,690)	(2,479,875)	(2,403,149)	(2,328,092)
Net operating real estate assets	5,761,905	5,792,296	5,704,711	5,631,348	5,588,269
Properties under development, including land	440,917	397,418	307,981	293,978	315,904
Investments in joint ventures	21,715	21,313	21,955	22,283	24,664
Total real estate assets	6,224,537	6,211,027	6,034,647	5,947,609	5,928,837
Accounts receivable – affiliates	23,170	22,297	21,337	22,920	22,605
Other assets, net (a)(b)	238,014	233,335	217,663	205,454	228,468
Cash and cash equivalents	157,239	149,551	6,092	34,378	8,529
Restricted cash	5,686	5,392	5,655	9,225	10,061
Total assets	$6,648,646	$6,621,602	$6,285,394	$6,219,586	$6,198,500

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$2,432,137	$2,431,336	$2,079,136	$1,836,427	$1,394,178
Secured	45,250	45,467	45,683	485,176	865,431
Accounts payable and accrued expenses (b)	170,689	128,371	126,964	146,866	140,046
Accrued real estate taxes	74,658	59,525	30,891	54,358	70,174
Distributions payable	80,764	80,767	80,771	74,982	74,976
Other liabilities (b)(c)	187,367	187,368	195,629	183,999	178,898
Total liabilities	2,990,865	2,932,834	2,559,074	2,781,808	2,723,703

Non-qualified deferred compensation share awards	—	—	—	52,674	60,874

Equity
Common shares of beneficial interest	1,065	1,065	1,064	1,031	1,030
Additional paid-in capital	4,538,422	4,533,667	4,527,659	4,154,763	4,147,278
Distributions in excess of net income attributable to common shareholders	(599,615)	(563,834)	(526,856)	(495,496)	(466,512)
Treasury shares, at cost	(348,556)	(348,480)	(349,655)	(355,804)	(355,825)
Accumulated other comprehensive income (loss) (d)	(6,438)	(6,795)	616	6,929	14,031
Total common equity	3,584,878	3,615,623	3,652,828	3,311,423	3,340,002
Non-controlling interests	72,903	73,145	73,492	73,681	73,921
Total equity	3,657,781	3,688,768	3,726,320	3,385,104	3,413,923
Total liabilities and equity	$6,648,646	$6,621,602	$6,285,394	$6,219,586	$6,198,500

(a) Includes net deferred charges of:	$4,358	$4,345	$5,081	$242	$538

(b) Includes net asset/(liability) and interest receivable/(payable) fair value of derivative instruments:	$—	$—	($13,370)	($7,433)	$15,674

(c) Includes deferred revenues of:	$497	$581	$659	$552	$603

(d) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain (loss) on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. The FFO definition as restated in 2018 allows companies an option to also exclude gains and losses on sales or impairment charges on real estate assets incidental to a company's business. We did not elect this option, and as a result, the definition of FFO as restated did not have an impact on our calculation upon adoption on January 1, 2019. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to common shareholders	$43,597	$38,866	$124,609	$116,932
Real estate depreciation and amortization	83,437	74,841	244,908	217,416
Adjustments for unconsolidated joint ventures	2,245	2,239	6,736	6,743
Income allocated to non-controlling interests	1,225	1,124	3,549	3,455
Funds from operations	$130,504	$117,070	$379,802	$344,546

Less: recurring capitalized expenditures	(20,242)	(19,849)	(51,063)	(49,038)

Adjusted funds from operations	$110,262	$97,221	$328,739	$295,508

Weighted average number of common shares outstanding:
EPS diluted	99,066	95,417	98,375	95,333
FFO/AFFO diluted	100,819	97,238	100,129	97,194

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total Earnings Per Common Share - Diluted	$0.44	$0.40	$1.26	$1.22
Real estate depreciation and amortization	0.83	0.77	2.45	2.23
Adjustments for unconsolidated joint ventures	0.01	0.02	0.05	0.07
Income allocated to non-controlling interests	0.01	0.01	0.03	0.02
FFO per common share - Diluted	$1.29	$1.20	$3.79	$3.54

Less: recurring capitalized expenditures	(0.20)	(0.20)	(0.51)	(0.50)

AFFO per common share - Diluted	$1.09	$1.00	$3.28	$3.04

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Expected FFO

Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected earnings per common share (EPS). Guidance excludes gains, if any, on properties not currently held for sale due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales. A reconciliation of the ranges provided for diluted EPS to expected FFO per diluted share is provided below:

	4Q19	Range	2019	Range
	Low	High	Low	High
Expected earnings per common share - diluted(a)	$0.37	$0.41	$1.63	$1.67
Expected real estate depreciation and amortization	0.81	0.81	3.26	3.26
Expected adjustments for unconsolidated joint ventures	0.02	0.02	0.07	0.07
Expected income allocated to non-controlling interests	0.01	0.01	0.04	0.04
Expected FFO per share - diluted(a)	$1.21	$1.25	$5.00	$5.04

(a) The 4Q19 and full year 2019 guidance includes an approximate $0.12 per diluted share charge related to the early redemption and prepayment of debt. See footnote (c) on page 21 of the supplemental for additional information.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements earlier in this document.

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplemental. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income	$44,782	$39,990	$128,045	$120,387
Less: Fee and asset management income	(2,139)	(1,827)	(5,849)	(5,651)
Less: Interest and other income	(1,485)	(385)	(2,114)	(1,669)
Less: Income on deferred compensation plans	(780)	(3,539)	(14,992)	(3,769)
Plus: Property management expense	6,154	6,303	18,904	19,415
Plus: Fee and asset management expense	1,316	1,140	4,022	3,193
Plus: General and administrative expense	13,458	12,618	40,027	37,113
Plus: Interest expense	20,719	21,235	60,538	62,216
Plus: Depreciation and amortization expense	85,814	76,476	250,734	222,269
Plus: Expense on deferred compensation plans	780	3,539	14,992	3,769
Less: Equity in income of joint ventures	(2,133)	(1,943)	(5,954)	(5,644)
Plus: Income tax expense	313	330	709	1,098
NOI	$166,799	$153,937	$489,062	$452,727

"Same Property" Communities	$139,940	$133,700	$413,519	$397,032
Non-"Same Property" Communities	23,693	18,142	67,032	50,780
Development and Lease-Up Communities	1,890	572	4,357	649
Dispositions/Other	1,276	1,523	4,154	4,266
NOI	$166,799	$153,937	$489,062	$452,727

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, loss on early retirement of debt and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results or 1.33 for 9 month results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net income attributable to common shareholders	$43,597	$38,866	$124,609	$116,932
Plus: Interest expense	20,719	21,235	60,538	62,216
Plus: Depreciation and amortization expense	85,814	76,476	250,734	222,269
Plus: Income allocated to non-controlling interests from continuing operations	1,185	1,124	3,436	3,455
Plus: Income tax expense	313	330	709	1,098
Less: Equity in income of joint ventures	(2,133)	(1,943)	(5,954)	(5,644)
Adjusted EBITDA	$149,495	$136,088	$434,072	$400,326
Annualized Adjusted EBITDA	$597,980	$544,352	$578,763	$533,768

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for		Average monthly balance for
	the three months ended September 30,		the nine months ended September 30,
	2019	2018	2019	2018
Unsecured notes payable	$2,431,858	$1,358,004	$2,278,843	$1,345,487
Secured notes payable	45,322	865,505	120,933	865,683
Total debt	2,477,180	2,223,509	2,399,776	2,211,170
Less: Cash and cash equivalents	(124,936)	(6,553)	(117,855)	(53,483)
Net debt	$2,352,244	$2,216,956	$2,281,921	$2,157,687

Net Debt to Annualized Adjusted EBITDA:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Net debt	$2,352,244	$2,216,956	$2,281,921	$2,157,687
Annualized Adjusted EBITDA	597,980	544,352	578,763	533,768
Net Debt to Annualized Adjusted EBITDA	3.9x	4.1x	3.9x	4.0x